Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Destiny Minerals Inc.
Ontario, Canada

We hereby consent to the incorporation in this Registration Statement on Form S-1/A-2 of Destiny Minerals, Inc. of our report dated May 30, 2008 relating to the financial statements for the period from February 12, 2008 (inception) through March 31, 2008 and to the reference to our firm under the caption "Experts".

MALONE & BAILEY, PC

www.malone-bailey.com
Houston, Texas
July 18, 2008